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As filed with the Securities and Exchange Commission on July 29, 2014

Registration No. 333-197611

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 1 TO

FORM F-10

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

DRAGONWAVE INC.
(Exact name of Registrant as specified in its charter)

Canada (Province or other jurisdiction of incorporation or organization)	4812 (Primary Standard Industrial Classification Code Number (if applicable))	Not Applicable (I.R.S. Employer Identification Number (if applicable))

411 Legget Drive, Suite 600, Ottawa, Ontario, Canada, K2K 3C9, (613) 599-9991
(Address and telephone number of Registrant's principal executive offices)

Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware, 19808, (800) 927-9800
(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:

Peter Allen DragonWave Inc. 411 Legget Drive, Suite 600 Ottawa, Ontario, K2K 3C9 Canada (613) 599-9991	Andrea Johnson Dentons Canada LLP 99 Bank Street, Suite 1420 Ottawa, Ontario, K1P 1H4 Canada (613) 783-9600	Matthew Leivo DLA Piper LLP (US) 4635 Executive Drive, Suite 1100 San Diego, CA 92121 USA (858) 677-1400

Approximate date of commencement of proposed sale of the securities to the public:
 From time to time after this registration statement becomes effective

Province of Ontario, Canada
(Principal jurisdiction regulating this offering (if applicable))

          It is proposed that this filing shall become effective (check appropriate box below):

A.	☒	upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).
B.	☐	at some future date (check the appropriate box below)
	1.	☐	pursuant to Rule 467(b) on (date) at (time) (designate a time not sooner than 7 calendar days after filing).
	2.	☐	pursuant to Rule 467(b) on (date) at (time) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (date).
	3.	☐	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.
	4.	☐	after the filing of the next amendment to this Form (if preliminary material is being filed).

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction's shelf prospectus offering procedures, check the following box. ☒

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registration Statement shall become effective as provided in Rule 467 under the Securities Act of 1933 or on such date as the Commission, acting pursuant to Section 8(a) of the Act, may determine.

 PART I

INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

I-1

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise.

This short form base shelf prospectus has been filed under legislation in each of the provinces of Canada (except Quebec) that permits certain information about these securities to be determined after this prospectus has become final and that permits the omission from this prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the United States Securities Exchange Commission (the "SEC"). These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state of the United States in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state of the United States.

This short form base shelf prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons authorized to sell such securities.

Information has been incorporated by reference in this short form base shelf prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Secretary of DragonWave Inc. c/o 411 Legget Drive, Suite 600, Ottawa, Ontario, Canada, K2K 3C9, telephone (613) 599-9991, facsimile (613) 599-4265, and are also available electronically at www.sedar.com.

SHORT FORM BASE SHELF PROSPECTUS

New Issue	July 29, 2014

DragonWave Inc.

U.S.$80,000,000

Debt Securities
Common Shares
Warrants
Subscription Receipts
Units

We may offer and issue from time to time debt securities ("Debt Securities"), common shares ("Common Shares"), warrants to purchase Common Shares or Debt Securities ("Warrants"), subscription receipts ("Subscription Receipts") and/or units comprised of one or more securities described herein in any combination ("Units" and, together with Debt Securities, Common Shares, Warrants and Subscription Receipts, "Securities") for an aggregate initial offering price (or equivalent thereof in one or more non-U.S. currencies) of up to U.S.$80,000,000 during the 25 month period that this short form base shelf prospectus, including any amendments hereto (the "Prospectus"), is valid. Securities may be offered separately or together, in amounts, at prices and on terms to be determined based on market conditions at the time of sale and set forth in an accompanying shelf prospectus supplement (a "Prospectus Supplement").

We are permitted, as a foreign issuer in the United States, under a multi-jurisdictional disclosure system ("MJDS") adopted by the United States and Canada, to prepare this Prospectus in accordance with Canadian disclosure requirements. You should be aware that such requirements are different from those of the United States.

You should be aware that the purchase of Securities may have tax consequences both in the United States and Canada. This Prospectus and any applicable Prospectus Supplement may not describe these tax consequences fully. You should consult with your own tax advisors and read the tax discussion in this Prospectus and any applicable Prospectus Supplement.

Enforcement of civil liabilities under United States federal securities laws may be affected adversely by the fact that we are incorporated in Canada, our principal executive offices are located in Canada, all of our directors and executive officers and most of the experts named in this Prospectus, including our independent public accounting firm, reside principally outside of the United States and all or a substantial portion of our assets and the assets of these persons are located outside the United States. In addition, one of our directors, Robert Pons, resides outside of Canada and he has appointed Dentons Canada LLP, 99 Bank Street, Suite 1420, Ottawa, Ontario as his agent for service of process. Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person who resides outside of Canada, even if the party has appointed an agent for service of process.

We have appointed an agent for service of process in the United States, but it may not be possible to effect service in the United States on our directors, executive officers, public accounting firm and other experts who reside outside of the United States. Furthermore, it may not be possible for an investor to enforce judgments obtained in United States courts based upon the civil liability provisions of United States federal securities laws or other laws of the United States against us or those persons.

NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE "SEC") NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE IN THE UNITED STATES.

The specific terms of the Securities offered under any particular offering will be set out in the applicable Prospectus Supplement and may include, where applicable: (a) in the case of Debt Securities, the specific designation, aggregate principal amount, the currency or the currency unit for which the Debt Securities may be purchased, the maturity, interest provisions, authorized denominations, offering price, covenants, events of default, terms for redemption or retraction (if any), exchange or conversion terms (if any), whether the debt is senior or subordinated, and any other terms specific to the Debt Securities being offered; (b) in the case of Common Shares, the number of shares offered, the offering price, and any other terms specific to the Common Shares being offered; (c) in the case of Warrants, the offering price, designation, number and terms of the Common Shares or Debt Securities purchasable upon exercise of the Warrants, any procedures that will result in the adjustment of these numbers, the exercise price, dates and periods of exercise, and any other terms specific to the Warrants being offered; (d) in the case of Subscription Receipts, the number of Subscription Receipts offered, the issue price, the terms, conditions and procedures pursuant to which the holders thereof will become entitled to receive Securities and any other terms specific to the Subscription Receipts being offered, and (e) in the case of Units, the number of Units offered, the offering price, the Securities comprising the Units, and any other terms specific to the Units being offered.

All shelf information permitted under applicable securities legislation to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus. Each Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains.

Our Common Shares are listed on the Toronto Stock Exchange ("TSX") under the symbol DWI and on the NASDAQ Global Select Market ("NASDAQ") under the symbol DRWI.

There is currently no market through which the Debt Securities, Warrants, Subscription Receipts and Units may be sold and purchasers may not be able to resell such Securities purchased under this Prospectus. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of the Securities and the extent of issuer regulation. See "Risk Factors".

Unless otherwise specified in any applicable Prospectus Supplement, the Debt Securities, the Warrants, the Subscription Receipts and the Units will not be listed on any securities exchange.

We may offer and sell Securities to or through underwriters or dealers purchasing as principals and also may offer and sell certain Securities directly to other purchasers or through agents. A Prospectus Supplement relating to each issue of Securities offered thereby will identify each underwriter, dealer or agent engaged by us in connection with the sale of such issue and will set forth the terms of the offering of such Securities, the method of distribution of such Securities, including to the extent applicable, the proceeds to us and any fees, discounts or any other compensation payable to underwriters, dealers or agents and any other material terms of the plan of distribution. See "Plan of Distribution".

In connection with any underwritten offering of Securities, the underwriters may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at levels above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. See "Plan of Distribution".

No underwriter or dealer in Canada or the United States has been involved in the preparation of this Prospectus or performed any review of the contents of this Prospectus.

Our head and registered office is 411 Legget Drive, Suite 600, Ottawa, Ontario, Canada, K2K 3C9.

 GENERAL MATTERS

        Unless the context otherwise requires, all references in this Prospectus to the "Company", "we", "us" and "our" refer to DragonWave Inc.

        This Prospectus is part of a registration statement on Form F-10 (the "U.S. Registration Statement") relating to our Securities that we filed with the SEC. Under the U.S. Registration Statement, we may, from time to time, sell Securities described in this Prospectus in one or more offerings up to an aggregate initial offering price of U.S.$80,000,000. This Prospectus, which constitutes part of the U.S. Registration Statement, provides you with a general description of the Securities that we may offer. Each time we sell Securities under the U.S. Registration Statement, we will provide a Prospectus Supplement that will contain specific information about the terms of that offering of Securities. A Prospectus Supplement may also add, update or change information contained in this Prospectus. Before you invest, you should read both this Prospectus and any applicable Prospectus Supplement together with additional information described under the heading "Where You Can Find More Information". This Prospectus does not contain all of the information set forth in the U.S. Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC, or the schedules or exhibits that are part of the U.S. Registration Statement. U.S. persons should refer to the U.S. Registration Statement and the exhibits thereto for further information with respect to us and the Securities.

        We prepare our consolidated financial statements in accordance with United States generally accepted accounting principles ("U.S. GAAP"), which may differ from generally accepted accounting principles which are in effect from time to time in Canada, including International Financial Reporting Standards as issued by the International Accounting Standards Board. Therefore, our consolidated financial statements incorporated by reference in this Prospectus, in any applicable Prospectus Supplement and in the documents incorporated by reference in this Prospectus, or in any applicable Prospectus Supplement may not be comparable to financial statements of other Canadian companies.

        Where required by statute, regulation or policy, and where Securities are offered in currencies other than Canadian dollars, appropriate disclosure of foreign exchange rates applicable to such Securities will be included in the Prospectus Supplement describing such Securities.

WHERE YOU CAN FIND MORE INFORMATION

        Information has been incorporated by reference in this Prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from our Secretary by contacting us at 411 Legget Drive, Suite 600, Ottawa, Ontario, Canada, K2K 3C9, telephone (613) 599-9991, facsimile (613) 599-4265, or by accessing our disclosure documents available through the Internet on the Canadian System for Electronic Document Analysis and Retrieval (SEDAR) at www.sedar.com.

        In addition to our continuous disclosure obligations under the securities laws of the provinces of Canada, we are subject to certain of the information requirements of the U.S. Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance with that legislation we file reports and other information with the SEC. Under MJDS, some reports and other information may be prepared in accordance with the disclosure requirements of Canada, which requirements are different from those of the United States. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required to publish financial statements as promptly as U.S. companies. You may read any document we furnish to the SEC at the SEC's public reference room at Room 1580, 100 F Street N.E., Washington, D.C. 20549. You may also obtain copies of the same documents from the public reference room of the SEC at 100 F Street N.E., Washington D.C. 20549 by paying a fee. You should call the SEC at 1-800-SEC-0330 or access its website at www.sec.gov for further information about the public reference rooms. As well, a free copy of any public document filed by us with the SEC's Electronic Data Gathering and Retrieval (EDGAR) system is available from the SEC's website at www.sec.gov.

        Under the short form prospectus system adopted by the securities commissions and similar securities regulatory authorities in the relevant provinces of Canada and under MJDS, we are permitted to incorporate by reference the information we file with securities commissions and similar securities regulatory authorities in Canada, which means that we can disclose important information to you by referring you to those documents. Information that is incorporated by reference is an important part of this Prospectus. The following documents were filed with the securities commission or other similar securities regulatory authority in each of the provinces of Canada and in the United States with the SEC and are specifically incorporated by reference in, and form an integral part of, this Prospectus:

  (a)
  our unaudited consolidated interim financial statements as at and for the three months ended May 31, 2014, together with the notes thereto;

  (b)
  our management's discussion and analysis of consolidated results of operations and financial condition dated July 9, 2014 for the three months ended May 31, 2014 ("Q1 MD&A");

  (c)
  our annual information form dated May 22, 2014 for the fiscal year ended February 28, 2014 (the "Annual Information Form");

  (d)
  our management proxy circular dated May 23, 2014, prepared in connection with the annual general and special meeting of our shareholders held on June 20, 2014;

  (e)
  our audited consolidated financial statements as at and for the years ended February 28, 2014 and February 28, 2013, together with the notes thereto and the auditors' reports thereon (the "Annual Financial Statements"); and

  (f)
  our management's discussion and analysis of consolidated results of operations and financial condition dated May 14, 2014 for the three and twelve months ended February 28, 2014.

        Any documents of the type referred to in the preceding paragraph, or similar material, including all annual information forms, all information circulars, all annual and interim financial statements and management's discussion and analysis relating thereto, all material change reports (excluding confidential material change reports, if any), all business acquisition reports, all updated earnings coverage ratio information and certain other documents as set forth in Item 11.1 of Form 44-101F1 of National Instrument 44-101 — Short Form Prospectus Distributions filed by us with securities commissions or similar authorities in the relevant provinces of Canada subsequent to the date of this Prospectus and prior to the termination of the applicable offering will be deemed to be incorporated by reference into this Prospectus. We also incorporate by reference into the U.S. Registration Statement of which this Prospectus forms a part any future information we file with or furnish to the SEC pursuant to Section 13 or 15(d) of the Exchange Act until we sell all of the Securities, except (i) that any section of any annual information form, filed as an exhibit to an Annual Report on Form 40-F, entitled "Ratings" or another similar caption will not be deemed incorporated by reference into the U.S. Registration Statement of which this Prospectus forms a part, and (ii) that any Report on Form 6-K shall be so incorporated only if and to the extent expressly provided in such Report.

        A Prospectus Supplement containing the specific terms of an offering of Securities will be delivered to purchasers of such Securities together with this Prospectus and will be deemed to be incorporated by reference into this Prospectus as of the date of such Prospectus Supplement, but only for the purposes of the offering of the Securities covered by that Prospectus Supplement.

        Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such prior statement. Any statement or document so modified or superseded will not, except to the extent so modified or superseded, be incorporated by reference and constitute a part of this Prospectus. The making of a modifying or superseding statement will not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made.

        Upon a new annual information form and related annual financial statements and management's discussion and analysis relating thereto, being filed with and, where required, accepted by, the applicable securities regulatory authorities during the currency of this Prospectus, the previous annual information form, annual and interim financial statements and management's discussion and analysis relating thereto and material change reports filed prior to the commencement of the then current fiscal year will be deemed no longer to be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus. Upon a new management proxy circular relating to an annual meeting of our shareholders being filed with the applicable securities regulatory authorities during the currency of this Prospectus, the management proxy circular for the preceding annual meeting of shareholders will be deemed no longer to be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities under this Prospectus.

        You should rely only on the information contained in or incorporated by reference in this Prospectus or any applicable Prospectus Supplement. We are not making an offer of Securities in any jurisdiction where the offer is not permitted by law.

        Information contained on our website, www.dragonwaveinc.com, is not part of this Prospectus and is not incorporated herein by reference and may not be relied upon by you for the purpose of determining whether to invest in our Securities offered under the applicable Prospectus Supplement.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

        This Prospectus contains or incorporates by reference "forward-looking information" or "forward-looking statements" within the meaning of applicable Canadian and United States securities laws. Forward-looking statements describe our future plans, strategies, expectations and objectives, and are generally identifiable by use of the words "may", "will", "should", "continue", "expect", "anticipate", "estimate", "believe", "intend", "plan" or "project" or the negative of these words or other variations on these words or comparable terminology. Forward-looking statements contained or incorporated by reference in this Prospectus include, without limitation, statements regarding:

  •
  the timing and completion of any offering under a particular Prospectus Supplement;

  •
  the use of proceeds of the offering under a particular Prospectus Supplement;

  •
  our strategic plans and objectives

  •
  our growth strategy;

  •
  our customer diversification and expansion initiatives;

  •
  our expectations regarding the results of the development by us of the microwave transport business we acquired from Nokia Siemens Networks (whose name was changed to Nokia Solutions and Networks in August 2013 in connection with the acquisition by Nokia Corporation of Siemen's 50% stake in Nokia Siemens Networks) and which now operates as Nokia (referred to herein as either: "Nokia" or "Nokia's Networks business");

  •
  our expectations regarding end-customer demand for our products;

  •
  our expectations regarding the development of our target markets; and

  •
  our plans, objectives and targets for operating cost reductions, revenue growth and margin performance.

        There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. The following are some of the risks and other important factors that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements: our reliance on Nokia for a large percentage of our revenues and our direct and indirect exposure to risks to Nokia's business; our ability to maintain and grow our relationship as a preferred strategic supplier to Nokia; our reliance on a small number of customers for a large percentage of revenue; our ability to scale our supply chain to meet demand, including reliance on suppliers such as contract manufacturers, third party component suppliers and suppliers of outsourced services; our ability to implement our ongoing program of operating cost reductions; our dependence on the development and growth of the market for high-capacity wireless communications services; intense competition from several competitors; competition from indirect competitors; our history of losses; our dependence on our ability to develop new products and enhance existing products; our ability to successfully manage growth; our dependence on establishing and maintaining relationships with channel partners; dependence on our ability to manage our workforce and recruit and retain management and other qualified personnel; quarterly revenue and operating results that are difficult to predict and can fluctuate substantially; a lengthy and variable sales cycle; the impact that general economic weakness and volatility may be having on our customers; disruption resulting from economic and geopolitical uncertainty; currency fluctuations; our exposure to credit risk for accounts receivable; pressure on our pricing models from existing and potential customers and as a result of competition; the allocation of radio spectrum and regulatory approvals for our products; the ability of our customers to secure a license for applicable radio spectrum; changes in government regulation or industry standards that may limit the potential market for our products; our ability to manage the risks related to increasingly complex engagements with channel partners and end-customers; our ability to protect our own intellectual property and potential harm to our business if we infringe the intellectual property rights of others; risks associated with software licensed by us; a change in our tax status or assessment by domestic or foreign tax authorities; exposure to risks resulting from our international sales and operations, including the requirement to comply with export control and economic sanctions laws; product defects, product liability claims, and health and safety risks relating to wireless products; risks associated with our outstanding warrants and the impact that the terms of such warrants on our ability to raise capital and to undertake certain business transactions; the risk that our actual financial results may vary from our publicly disclosed forecasts; risks associated with possible loss of our foreign private issuer status in the United States; and risks and expenses associated with our Common Shares and being a public company. In addition, our management has broad discretion over the use of proceeds from the Offering and if we do not use the proceeds effectively to develop and grow our business, an investment in our common shares could suffer. These and other material risks and uncertainties, and factors and assumptions used to develop forward-looking statements, are further described on pages 27-48 of our Annual Information Form dated May 22, 2014 and under the heading "Liquidity and Capital Resources — Liquidity Discussion" in our Management's Discussion and Analysis dated July 9, 2014.

        In particular, forward-looking statements relating to the acquisition and integration by us of the microwave transport business of Nokia and our renewed operational framework with Nokia announced on April 10, 2013 are based on certain assumptions including:

  •
  the successful implementation of our renewed framework with Nokia on April 10, 2013, including sales growth from Nokia as a result of the renewed framework; and

  •
  our ability to obtain operating cost reductions through measures including consolidation and rationalization of the business acquired from Nokia, migration to new contract manufacturers, and optimization of our logistical framework to reduce overhead costs related to hardware sales.

        Other risks relating to Nokia, identified by Nokia Corporation, are set out in Nokia Corporation's annual report on Form 20-F for the fiscal year ended December 31, 2013 under item 3D "Risk Factors". A redacted version of the amended and restated acquisition agreement dated May 3, 2012 pursuant to which we acquired the microwave transport business of Nokia was filed on May 11, 2012 under our profile on SEDAR at www.sedar.com under the category "Material Document — English" and with the SEC at www.sec.gov on Form 6-K.

        Although we have attempted to identify important factors that could cause our actual results to differ materially from our plans, strategies, expectations and objectives there may be other factors that could cause our results to differ from what we currently anticipate, estimate or intend. Forward-looking statements are provided to assist external stakeholders in understanding management's expectations and plans relating to the future as of the date of the original document and may not be appropriate for other purposes. Readers are cautioned not to place undue reliance on forward-looking statements. Forward-looking statements made in a document incorporated by reference in this Prospectus are made as at the date of the original document and have not been updated by us except as expressly provided for in this Prospectus. Except as required under applicable securities laws, we undertake no obligation to publicly update or revise forward-looking statements, whether as a result of new information, future events or otherwise.

 CURRENCY PRESENTATION AND EXCHANGE RATE INFORMATION

        In this Prospectus, unless otherwise specified or the context otherwise requires, all dollar amounts are expressed in United States dollars. All references to "dollars", "U.S.$" or "$" are to United States dollars and all references to "C$" are to Canadian dollars. For purposes of the amounts referenced in this Prospectus, unless specified otherwise, the rate of exchange was U.S.$1.00=C$1.0801 or C$1.00=U.S.$0.92584, each based on the Bank of Canada's noon exchange rate for July 28, 2014.

        The following table sets out (1) the high and low rate of exchange for one Canadian dollar in U.S. dollars during the indicated periods, (2) the average of the rate of exchange on the last business day of each month during those periods, and (3) the exchange rate in effect as at the end of each of those periods, each based on the noon rate published by the Bank of Canada.

	High	Low	Average	End of Period
Three Months ended May 31,
2014	0.9228	0.8888	0.9125	0.9202
2013	0.9977	0.9642	0.9815	0.9672
Fiscal Years Ended
February 28, 2014	0.9977	0.8952	0.9527	0.9029
February 28, 2013	1.0299	0.9599	0.9978	0.9723

OUR BUSINESS

Overview

        Founded in 2000, we are a leading provider of high-capacity wireless Ethernet equipment used in emerging internet protocol ("IP") networks. We design, develop, market and sell proprietary, carrier-grade microwave radio frequency networking equipment (often referred to as links), that wirelessly transmit broadband voice, video and other data between two points. Our wireless carrier-Ethernet links, which are based on a native Ethernet platform, function as a wireless extension to an existing fiber and global optic core telecommunications network. The principal application for our products is the backhaul function in a wireless communications network. Backhaul links connect the large amounts of network traffic aggregated by base stations and other collection points on the edge of the network to the high-capacity fiber optic infrastructure at the core of the network. Additional applications for our products include point-to-point transport applications in private networks, including municipal and enterprise applications.

        Our products principally perform the backhaul function in a communication service provider's network, connecting high-traffic points of aggregation such as high-capacity wireless base stations (3G+ cellular, WiFi, WiMAX, Long-Term Evolution ("LTE")) and large "out of territory" enterprises to nodes on the fiber optic core network.

        Our line of wireless carrier-Ethernet links is marketed under the Horizon trade name. Our Horizon product line is carrier-grade and operates primarily in licensed spectrum bands to minimize interference.

        In 2011, we introduced our Avenue solution, which extends our reputation for delivering the highest levels of spectral efficiency and reliability for carrier-grade delivery of advanced applications and services. The Avenue solution is a small device, utilizing a small antenna, to integrate microcellular backhaul, third-party base stations, power supply, battery backup, switching, and management in an all-in-one, environmentally shielded enclosure. This is a hardened, all-outdoor, zoning-friendly and fully integrated solution that was designed specifically for service providers to deploy microcellular coverage with high-performance backhaul.

        On June 1, 2012, we acquired our Harmony product line from Nokia. The Harmony product line is a multi-service wireless platform enabling time-division multiplexing ("TDM") and packet-based services across wireless or wireline infrastructure. Harmony is rebranded by Nokia as FlexiPacket.

        In 2013, we introduced our Harmony Lite and Avenue Link Lite products lines. These product lines are DragonWave's first products in the sub-6GHz bands. The Lite products operate in licensed and unlicensed bands, and provide line of sight, and non-line of sight connectivity. The Lite product line is an important part of our small cell backhaul offering in the Avenue family.

        In 2014, we introduced our Harmony Eband product. Harmony Eband operates in the 70/80 GHz bands. It provides capacities of up to 2.5 Gbps, and operates in low cost bands, providing mobile operators with a much reduced total cost of ownership, as well as a scalability strategy. Although the 70/80 GHz market is still in its early stages, it is expanding quickly, and we expect it to continue to expand for some time.

        The demand for our products is driven by global trends, including IP convergence and pressure on backhaul capacity caused by increased functionality of mobile devices, the shift in demand from voice to multimedia content and services, growing demand for wireless coverage, increasing numbers of subscribers, and investment in radio access network spectrum. In our target markets, network traffic is shifting from legacy TDM traffic to IP-based traffic to improve network efficiency and enable IP-based services.

        Principally, we target the global wireless communications service provider market and, in particular, those service providers offering high-capacity wireless communication services, including traditional cellular service providers and emerging broadband wireless access (BWA) service providers. These service providers offer high-speed digital communication services over wireless access networks, employing IP-based wireless network access technologies such as advanced (3G+) cellular technologies, as well as WiFi and WiMAX. The market addressed by these wireless service providers is characterized by significant growth in number of subscribers, coverage area, and bandwidth requirements per subscriber, and a corresponding need to reduce the cost per bit of the backhaul network. We also target other markets, including wireless extension of fixed-line networks to directly connect high-bandwidth end-customers to the core network, and private networks of large multi-site organizations such as Fortune 500 enterprises, municipalities and government organizations.

        The key elements of our solutions include: high performance; carrier-grade availability; cost-competitiveness; support of legacy networking standards; and the availability of advanced network management and wireless network IP planning.

        We commenced commercial deployment of our products in 2002 and, as of February 28, 2014, have shipped approximately 89,317 product units (i.e., links). To date, our wireless carrier-Ethernet links have been purchased and deployed by customers in more than 88 countries. In the fiscal year ended February 28, 2014, we delivered products to 230 customers, including Nokia, TESSCO (United States), Samsung, Alliance Communications (United States), SAAB (Sweden) and Xplornet (Canada).

        DragonWave Inc. was incorporated pursuant to the Canada Business Corporations Act on February 24, 2000.

Recent Developments

        In connection with the public offering of units completed on September 23, 2013 (the "2013 Offering"), we issued 11,910,000 Common shares and 8,932,500 warrants (the "2013 Warrants") for proceeds, before deducting fees and expenses, of approximately U.S.$25.0 million. As a result of the cashless exercise of the 2013 Warrants, there are 2,714,750 2013 Warrants remain outstanding. The 2013 Warrants contain anti-dilution provisions, which provide that if we issue or sell, or are deemed to issue or sell, any Common Shares (or securities convertible into Common Shares) for a consideration per share (as defined in the 2013 Warrant) less than a price equal to the exercise price of the outstanding 2013 Warrants in effect immediately before such issue or sale (or deemed issuance or sale), then the exercise price of the remaining 2013 Warrants will be reduced to the amount of such consideration per share (as defined in the 2013 Warrant).

        On July 24, 2014, we announced a proposed underwritten public offering (the "2014 Offering") of units (each a "2014 Unit"), with each 2014 Unit to be comprised of one Common Share and one-half of one warrant (each whole warrant a "2014 Warrant"). On July 25, 2014, we announced that we had priced the 2014 Offering of 13,850,000 Units at a price to the public of C$1.80 per 2014 Unit, for gross proceeds of approximately C$25 million and filed a prospectus supplement dated July 25, 2014 to our base shelf prospectus dated August 29, 2013 (the "2013 Base Shelf Prospectus"). We have also granted the underwriters in connection with the 2014 Offering an option, exercisable at the offering price for a period of 30 days following the closing of the 2014 Offering, to purchase up to an additional 15% of the issue to cover over-allotments, if any. The 2014 Offering is expected to close on or about August 1, 2014, subject to customary closing conditions, including the approval of the TSX and NASDAQ with respect to the listing of the Common Shares and the shares issuable upon exercise of the 2014 Warrants (the "2014 Warrant Shares") to be issued pursuant to the 2014 Offering. We have applied to list the 2014 Warrants on the TSX and on NASDAQ. There is no guarantee that the 2014 Warrants will be listed on the TSX or on NASDAQ.

        Following the completion of the 2014 Offering, no further drawdowns will be made under the 2013 Base Shelf Prospectus.

        In connection with the exercise of the 2014 Warrants, the 2014 Warrant Shares may be issued for a period of 24 months following the closing date of the 2014 Offering. We expect that any exercise of the 2014 Warrants will result in the cash proceeds from the exercise of such warrants being paid to us. In order to register the issuance of the 2014 Warrant Shares under the United States Securities Act of 1933, as amended, in accordance with the multi-jurisdictional disclosure system adopted by the SEC and the securities commission or similar regulatory authority in each of the provinces of Canada, we intend to file a Prospectus Supplement to this Prospectus upon the completion of the 2014 Offering. The Prospectus Supplement will not qualify the distribution of the 2014 Warrant Shares in any province of Canada as such shares have been previous qualified for distribution for Canadian securities law purposes.

CONSOLIDATED CAPITALIZATION

        There has been no material change in our share capital on a consolidated basis since May 31, 2014, being the date of our most recently filed unaudited consolidated financial statements incorporated by reference in this Prospectus.

        In connection with the anticipated closing of the 2014 Offering on August 1, 2014, our share capital is expected to increase by C$22,884,200 after deducting the underwriters' fee and the estimated expenses of the 2014 Offering (assuming no exercise of the 2014 Warrants).

DESCRIPTION OF DEBT SECURITIES

        This section describes the general terms that will apply to any Debt Securities.

        Debt Securities may be issued under a trust indenture between us and a trustee or trustees as would be described in a Prospectus Supplement for such Debt Securities. We will file a copy of each applicable trust indenture with the securities commission or similar regulatory authority in each of the provinces of Canada, and in the U.S. with the SEC, after we have entered into it and the trust indenture will be available electronically at www.sedar.com and www.sec.gov. You should rely on information in the applicable Prospectus Supplement.

        The Prospectus Supplement relating to the particular Debt Securities offered thereby will describe the terms of such Debt Securities, including to the extent applicable:

  (a)
  the specific designation, aggregate principal amount and denominations of such Debt Securities;

  (b)
  the price at which such Debt Securities will be issued or whether such Debt Securities will be issued on a non-fixed price basis;

  (c)
  the date or dates on which such Debt Securities will mature and the portion (if less than all of the principal amount) of such Debt Securities to be payable upon declaration of an acceleration of maturity;

  (d)
  the currency or currencies in which such Debt Securities are being sold and in which the principal of (and premium, if any), and interest, if any, on, such Debt Securities will be payable, whether the holder of any such Debt Securities or we may elect the currency in which payments thereon are to be made and, if so, the manner of such election;

  (e)
  whether such Debt Securities are interest bearing and, in the case of interest bearing Debt Securities, the rate or rates (which may be fixed or variable) per annum at which such Debt Securities will bear interest, if any;

  (f)
  the date from which interest, if any, on such Debt Securities, whether payable in cash, in kind, or in shares, will accrue, the date or dates on which such interest will be payable and the date on which payment of such interest will commence;

  (g)
  the dates on which and the price or prices at which such Debt Securities will, pursuant to any required repayment provisions, or may, pursuant to any repurchase or redemption provisions, be repurchased, redeemed or repaid and the other terms and provisions of any such optional repurchase or redemption or required repayment;

  (h)
  any special provisions for the payment of additional interest with respect to such Debt Securities;

  (i)
  any additional covenants included for the benefit of holders of such Debt Securities;

  (j)
  the general terms or provisions, if any, pursuant to which such Debt Securities are to be guaranteed or secured;

  (k)
  any additional events of default provided with respect to such Debt Securities;

  (l)
  any exchange on which such Debt Securities will be listed;

  (m)
  terms for any conversion or exchange of such Debt Securities into other securities;

  (n)
  the extent and manner, if any, to which payment on or in respect of such Debt Securities will be senior to, or will be subordinated to the prior payment of, other liabilities and obligations of the Company;

  (o)
  whether such Debt Securities will be issuable in registered form or bearer form or both, and, if issuable in bearer form, the restrictions as to the offer, sale and delivery of such Debt Securities in bearer form and as to exchanges between registered and bearer form;

  (p)
  whether such Debt Securities will be issuable in the form of one or more registered global debt securities ("Registered Global Debt Securities") and, if so, the identity of the depository for those Registered Global Debt Securities;

  (q)
  any index pursuant to which the amount of payments of principal of and any premium and interest on such Debt Securities will or may be determined;

  (r)
  any special tax implications of or any special tax provision, or indemnities relating to such Debt Securities; and

  (s)
  any other material terms of such Debt Securities.

        We reserve the right to set forth in a Prospectus Supplement specific terms of the Debt Securities that are not within the options and parameters set forth in this Prospectus. In addition, to the extent that any particular Debt Securities described in a Prospectus Supplement differ from any of the terms described in this Prospectus, the description of such terms set forth in this Prospectus shall be deemed to have been superseded by the description of such differing terms set forth in such Prospectus Supplement.

DESCRIPTION OF COMMON SHARES

        Each of our Common Shares entitles its holder to notice of, and to one vote at, all meetings of our shareholders. Each of our Common Shares carries an entitlement to receive dividends if, as and when declared by our board of directors. In the event of our liquidation, dissolution or winding-up, our net assets available for distribution to our shareholders will be distributed rateably among the holders of our Common Shares.

        Our authorized share capital consists of an unlimited number of Common Shares of which 58,569,894 Common Shares are issued and outstanding as of July 28, 2014.

DESCRIPTION OF WARRANTS

        This section describes the general terms that will apply to any Warrants for the purchase of Common Shares (the "Equity Warrants") or for the purchase of Debt Securities (the "Debt Warrants").

        Warrants may be offered separately or together with Common Shares or Debt Securities, as the case may be.

        Each series of Warrants will be issued under a separate Warrant agreement to be entered into between us and one or more banks or trust companies acting as Warrant agent. A copy of each applicable Warrant agreement will be filed by us with the securities commission or similar regulatory authority in each of the provinces of Canada, and in the U.S. with the SEC, after we have entered into it and will be available electronically at www.sedar.com and www.sec.gov. You should rely on information in the applicable Prospectus Supplement.

        The applicable Prospectus Supplement will include details of the Warrant agreements covering the Warrants being offered. The Warrant agent will act solely as our agent and will not assume a relationship of agency with any holders of Warrant certificates or beneficial owners of Warrants. The following sets forth certain general terms and provisions of the Warrants offered under this Prospectus. The specific terms of the Warrants, and the extent to which the general terms described in this section apply to those Warrants, will be set forth in the applicable Prospectus Supplement.

        We will not offer Warrants pursuant to this Prospectus for sale separately to any member of the public in Canada unless the offering is in connection with and forms part of the consideration for an acquisition or merger transaction or unless the Prospectus Supplement containing the specific terms of the Warrants to be offered separately is first approved for filing by the Ontario Securities Commission on behalf of the securities commissions or similar regulatory authorities in each of the provinces of Canada where the Warrants will be offered for sale.

Equity Warrants

        The Prospectus Supplement relating to the particular Equity Warrants offered thereby will describe the terms of such Equity Warrants, including, where applicable:

  (a)
  the specific designation and aggregate number of Equity Warrants;

  (b)
  the price at which the Equity Warrants will be issued;

  (c)
  the date on which the right to exercise the Equity Warrants will commence and the date on which the right will expire;

  (d)
  the currency or currencies in which the Equity Warrants will be offered;

  (e)
  the number of Common Shares that may be purchased upon exercise of each Equity Warrant and the price at which and currency or currencies in which that number of Common Shares may be purchased upon exercise of each Equity Warrant;

  (f)
  the designation and terms of any Securities with which the Equity Warrants will be offered, if any, and the number of the Equity Warrants that will be offered with each Security;

  (g)
  the date or dates, if any, on or after which the Equity Warrants and the related Securities will be transferable separately;

  (h)
  the minimum or maximum amount of Equity Warrants that may be exercised at any one time;

  (i)
  whether the Equity Warrants will be subject to redemption or call and, if so, the terms of such redemption or call provisions;

  (j)
  whether the Equity Warrants will be issued in fully registered or global form; and

  (k)
  any other material terms of the Equity Warrants.

Debt Warrants

        The Prospectus Supplement relating to the particular Debt Warrants offered thereby will describe the terms of such Debt Warrants, including, where applicable:

  (a)
  the specific designation and aggregate number of Debt Warrants;

  (b)
  the price at which the Debt Warrants will be issued;

  (c)
  the date on which the right to exercise the Debt Warrants will commence and the date on which the right will expire;

  (d)
  the currency or currencies in which the Debt Warrants will be offered;

  (e)
  the aggregate principal amount, price, currency or currencies, denominations and terms of the series of Debt Securities that may be purchased upon exercise of each Debt Warrant;

  (f)
  the designation and terms of any Securities with which the Debt Warrants are being offered, if any, and the number of the Debt Warrants that will be offered with each Security;

  (g)
  the date or dates, if any, on or after which the Debt Warrants and the related Securities will be transferable separately;

  (h)
  the minimum or maximum amount of Debt Warrants that may be exercised at any one time;

  (i)
  whether the Debt Warrants will be subject to redemption or call, and, if so, the terms of such redemption or call provisions;

  (j)
  whether the Debt Warrants will be issued in fully registered or global form; and

  (k)
  any other material terms of the Debt Warrants.

        We reserve the right to set forth in a Prospectus Supplement specific terms of the Warrants that are not within the options and parameters set forth in this Prospectus. In addition, to the extent that any particular Warrants described in a Prospectus Supplement differ from any of the terms described in this Prospectus, the description of such terms set forth in this Prospectus shall be deemed to have been superseded by the description of such differing terms set forth in such Prospectus Supplement.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

        Subscription Receipts may be offered separately or together with other Securities. The Subscription Receipts will be issued under a subscription receipt agreement. A Subscription Receipt is a security of ours that will entitle the holder to receive a Security upon the completion of a transaction, typically an acquisition by us of the assets or securities of another entity. Subsequent to the offering of Subscription Receipts, the subscription proceeds for the Subscription Receipts are held in escrow by the designated escrow agent, pending the completion of the transaction. Holders of Subscription Receipts are not our shareholders. Holders of Subscription Receipts are only entitled to receive Securities upon the surrender of their Subscription Receipts to the escrow agent or to a return of the subscription price for the Subscription Receipts together with any payments in lieu of interest or other income earned on the subscription proceeds. The particular terms and provisions of Subscriptions Receipts offered by any Prospectus Supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in the Prospectus Supplement filed in respect of such Subscription Receipts. This description will include, where applicable:

  (a)
  the number of Subscription Receipts;

  (b)
  the price at which the Subscription Receipts will be offered;

  (c)
  the terms, conditions and procedures pursuant to which the holders of Subscription Receipts will become entitled to receive Securities;

  (d)
  the number of Securities or other securities that may be obtained upon exercise of each Subscription Receipt;

  (e)
  the designation and terms of any other Securities with which the Subscription Receipts will be offered, if any, and the number of Subscription Receipts that will be offered with each Security;

  (f)
  the terms applicable to the gross proceeds from the sale of the Subscription Receipts plus any interest earned thereon;

  (g)
  the material income tax consequences of owning, holding and disposing of the Subscription Receipts;

  (h)
  whether the Subscription Receipts will be issued in fully registered or global form; and

  (i)
  any other material terms and conditions of the Subscription Receipts.

        We reserve the right to set forth in a Prospectus Supplement specific terms of the Subscription Receipts that are not within the options and parameters set forth in this Prospectus. In addition, to the extent that any particular Subscription Receipts described in a Prospectus Supplement differ from any of the terms described in this Prospectus, the description of such terms set forth in this Prospectus shall be deemed to have been superseded by the description of such differing terms set forth in such Prospectus Supplement.

DESCRIPTION OF UNITS

        We may issue Units comprised of one or more of the other Securities described herein in any combination. The Prospectus Supplement relating to the particular Units offered thereby will describe the terms of such Units and, as applicable, the terms of such other Securities.

        Each Unit will be issued so that the holder of the Unit is also the holder of each Security included in the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each included Security. The

Unit agreement under which a Unit is issued may provide that the Securities included in the Unit may not be held or transferred separately, at any time or at any time before a specified date.

        The applicable Prospectus Supplement may describe:

  (a)
  the designation and aggregate number of Units offered;

  (b)
  the price at which the Units will be offered;

  (c)
  the currency or currency unit in which the Units are denominated;

  (d)
  the designation and terms of the Units and of the Securities comprising the Units, including whether and under what circumstances those Securities may be held or transferred separately;

  (e)
  any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of the Securities comprising the Units;

  (f)
  whether the Units will be issued in fully registered or global form; and

  (g)
  any other material terms, conditions and rights (or limitations on such rights) of the Units.

        The preceding description and any description of Units in an applicable Prospectus Supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the Unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such Units.

        We reserve the right to set forth in a Prospectus Supplement specific terms of the Units that are not within the options and parameters set forth in this Prospectus. In addition, to the extent that any particular Units described in a Prospectus Supplement differ from any of the terms described in this Prospectus, the description of such terms set forth in this Prospectus shall be deemed to have been superseded by the description of such differing terms set forth in such Prospectus Supplement.

USE OF PROCEEDS

        Unless otherwise indicated in an applicable Prospectus Supplement, we currently intend to use the net proceeds we receive from the sale of Securities to strengthen our balance sheet, to fund working capital and for general corporate purposes. Specific information about the amount of net proceeds to be used for any such purpose will be set forth in the applicable Prospectus Supplement. We may, from time to time, issue debt instruments, incur additional indebtedness or issue equity or other securities other than pursuant to this Prospectus.

        We had negative operating cash flow for the financial years ended February 28, 2013 and February 28, 2014. Our ability to achieve and sustain positive operating cash flow will depend upon a number of factors, including, among others, our ability to close on new revenue opportunities and to continue our focus on optimizing our costs associated with manufacturing and logistics. To the extent that we have negative operating cash flows in future periods, we may need to allocate a portion of our cash reserves to fund such negative cash flow. We may be required to raise additional funds through the issuance of equity securities, debt securities or through further loan financing. There is no assurance that additional capital or other types of financing will be available if needed or that these financings will be on terms at least as favourable to us as those previously obtained, or at all. See "Risk Factors".

 PRIOR SALES

        During the 12 month period before the date of this Prospectus, we have issued Common Shares and securities convertible into Common Shares as follows:

Date	Price per Security/Exercise Price per Security	Number of Securities
Common Shares
Issued pursuant to the exercise of options:
August 13, 2013	U.S.$2.90	393
August 16, 2013	U.S.$2.84	812
August 16, 2013	U.S.$1.30	771
August 19, 2013	U.S.$1.30	1,400
August 22, 2013	U.S.$1.30	500
January 21, 2014	U.S.$1.26	79,799
January 22, 2014	U.S.$1.26	5,700
January 23, 2014	U.S.$1.26	4,500
January 24, 2014	U.S.$1.26	500
January 27, 2014	U.S.$1.26	73,479
January 28, 2014	U.S.$1.26	77,260
January 29, 2014	U.S.$1.26	3,190
January 30, 2014	U.S.$1.26	4,550
January 31, 2014	U.S.$1.26	5,005
Issued pursuant to the Employee Share Purchase Plan:
July 31, 2013	U.S.$3.12	1,581
August 31, 2013	U.S.$2.80	2,616
September 30, 2013	U.S.$1.91	2,527
October 31, 2013	U.S.$1.01	3,355
November 30, 2013	U.S.$1.25	3,860
December 31, 2013	U.S.$1.38	3,445
January 31, 2014	U.S.$1.63	4,361
February 28, 2014	U.S.$1.39	3,327
March 31, 2014	U.S.$1.39	3,384
April 30, 2014	U.S.$1.34	2,038
May 31, 2014	U.S.$1.40	3,429
June 30, 2014	U.S.$1.89	2,587
Issued pursuant to the 2013 Offering:	U.S.$2.10 (per unit)	11,910,000

Date	Price per Security/Exercise Price per Security		Number of Securities
Issued pursuant to the exercise of the 2013 Warrants:
November 14, 2013	—	(1)	36,234
November 18, 2013	—	(1)	660,826
November 19, 2013	—	(1)	151,157
November 20, 2013	—	(1)	1,046,823
November 21, 2013	—	(1)	289,073
November 22, 2013	—	(1)	495,346
November 26, 2013	—	(1)	50,235
November 27, 2013	—	(1)	50,048
December 4, 2013	—	(1)	724,831
December 9, 2013	—	(1)	1,497,513
December 10, 2013	—	(1)	2,037,363
December 17, 2013	—	(1)	53,073
December 18, 2013	—	(1)	29,427
January 3, 2014	—	(1)	131,137
January 15, 2014	—	(1)	63,259
January 22, 2014	—	(1)	383,664
March 11, 2014	—	(1)	199,388
May 28, 2014	—	(1)	274,258
June 4, 2014	—	(1)	76,063
2013 Warrants
Issued pursuant to the 2013 Offering:	U.S.$2.70	(2)	8,932,500
Options
October 9, 2013	C$2.07		406,100
October 21, 2013	C$1.68		6,500
November 11, 2013	C$1.68		2,000
November 18, 2013	C$1.68		2,000
November 19, 2013	C$1.21		530,000
January 2, 2014	C$1.68		2,000
January 13, 2014	C$1.68		7,850
February 3, 2014	C$1.47		500
February 17, 2014	C$1.47		1,000
February 18, 2014	C$1.47		2,000
March 17, 2014	C$1.47		4,600
March 31, 2014	C$1.47		10,000
April 7, 2014	C$1.47		4,500
April 22, 2014	C$1.47		1,100
May 5, 2014	C$1.47		2,000
May 20, 2014	C$2.15		2,000
June 2, 2014	C$2.15		1,000
June 16, 2014	C$2.15		1,000
July 7, 2014	C$2.15		2,000
July 21, 2014	C$2.15		1,023,176
Restricted Share Units
July 21, 2014	C$2.15		80,000	(3)

(1)
The 2013 Warrants were exercised on a cashless basis.

(2)
The exercise price of the outstanding 2013 Warrants is subject to adjustment in certain circumstances.

(3)
Issued to our independent directors pursuant to our Share Based Compensation Plan.

 TRADING PRICE AND VOLUME

        The following table sets forth the high and low closing prices and the aggregate volume of trading of our Common Shares on the TSX during the 12 month period before the date of this Prospectus:

Month	High	Low	Aggregate Volume
	(C$)	(C$)
July (2-28) 2014	2.53	1.65	8,804,885
June 2014	2.22	1.34	3,635,835
May 2014	1.53	1.20	1,459,725
April 2014	1.59	1.37	595,464
March 2014	1.83	1.51	856,293
February 2014	1.68	1.50	756,068
January 2014	2.00	1.51	2,853,605
December 2013	1.54	1.27	992,248
November 2013	1.45	1.15	1,312,200
October 2013	2.17	1.47	3,627,055
September 2013	3.04	1.90	1,042,654
August 2013	3.40	2.77	291,747
July 2013	3.60	2.76	610,745

        The closing price per Common Share on the TSX on July 28, 2014 was C$1.65.

        The following table sets forth the high and low closing prices and the aggregate volume of trading of the Common Shares on NASDAQ during the 12 month period before the date of this Prospectus:

Month	High	Low	Aggregate Volume
	(U.S.$)	(U.S.$)
July (1-28) 2014	2.37	1.52	26,040,203
June 2014	2.10	1.27	30,972,230
May 2014	1.40	1.10	7,526,151
April 2014	1.43	1.25	3,377,909
March 2014	1.64	1.37	7,141,296
February 2014	1.52	1.36	6,038,514
January 2014	1.80	1.42	22,464,662
December 2013	1.46	1.21	16,855,936
November 2013	1.39	1.10	16,729,300
October 2013	2.09	1.40	11,464,980
September 2013	2.90	1.85	7,585,011
August 2013	3.32	2.70	1,843,610
July 2013	3.49	2.61	4,145,426

        The closing price per Common Share on NASDAQ on July 28, 2014 was U.S.$1.52.

PLAN OF DISTRIBUTION

        We may sell Securities to or through underwriters or dealers, and also may sell Securities to one or more other purchasers directly or through agents. A Prospectus Supplement relating to each issue of Securities offered thereby will identify each underwriter, dealer or agent engaged by us in connection with the sale of such issue and will set forth the terms of the offering of such Securities, the method of distribution of such Securities, including to the extent applicable, the proceeds to us and any fees, discounts or any other compensation payable to underwriters, dealers or agents and any other material terms of the plan of distribution.

        Securities may be sold from time to time in one or more transactions at a fixed price or prices which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices to be negotiated with purchasers.

        Underwriters, dealers and agents who participate in the distribution of Securities may be entitled under agreements to be entered into with us to indemnification by us against certain liabilities, including liabilities under securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect of such liabilities. Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

        In connection with any underwritten offering of Securities, the underwriters may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.

        Each issue of Debt Securities, Warrants, Subscription Receipts and Units will be a new issue of securities with no established trading market. Unless otherwise specified in a Prospectus Supplement relating to a specific issue thereof, such Securities will not be listed on any securities exchange or on any automated dealer quotation system. Certain broker-dealers may make a market in such Securities but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any broker-dealer will make a market in such Securities or as to the liquidity of the trading market for such Securities. See "Risk Factors".

CERTAIN INCOME TAX CONSIDERATIONS

        The applicable Prospectus Supplement will describe the material Canadian federal income tax consequences to investors of purchasing, owning and disposing of Securities, including, in the case of an investor who is not a resident of Canada, whether payments of principal, premium, if any, and interest will be subject to Canadian non-resident withholding tax.

        The applicable Prospectus Supplement will also describe certain U.S. federal income tax consequences of the purchase, ownership and disposition of Securities by an investor who is a United States person, including, to the extent applicable, certain relevant U.S. federal income tax rules pertaining to capital gains and ordinary income treatment, original issue discount, backup withholding and the foreign tax credit, and any consequences relating to Securities payable in a currency other than U.S. dollars, issued at an original discount for U.S. federal income tax purposes or containing early redemption provisions or other special terms.

RISK FACTORS

        An investment in Securities involves a number of risks. In addition to the information set out below and the other information contained in this Prospectus and the applicable Prospectus Supplement, you should give careful consideration to the risk factors related to our business and operations set out in our Annual Information Form and in the other documents incorporated by reference in this Prospectus and the applicable Prospectus Supplement. Any one or more of such risk factors could have a material adverse effect on our business, results of operations and financial condition, causing you to lose all or part of your investment.

        The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties that we are not aware of or focused on, or that we currently deem to be immaterial, may also impair our business operations and cause the price of our Securities to decline.

We rely on Nokia for a large percentage of our revenue and are exposed to direct and indirect risks relating to Nokia's business.

        As a result of our acquisition of the microwave transport business of Nokia, we are reliant on Nokia as a customer and sales channel. In particular, material risks and uncertainties in connection with our relationship with Nokia include, without limitation:

  •
  reliance on Nokia for a large percentage of our revenues;

  •
  the impact of supporting the Nokia channel on our operating costs and margins, including increased cash requirements to fund acquired operations and associated requirements to comply with debt financing covenants with our lenders, which should be understood in light of our history of losses;

  •
  increased exposure to global currency fluctuations;

  •
  that expected synergies may not materialize;

  •
  that unexpected costs may be incurred to integrate the business;

  •
  that end-customer demand may not meet expectations; and

  •
  risks associated with acquisitions generally as detailed in our Annual Information Form.

        We are also directly and indirectly exposed to developments in Nokia's Networks business and the business of Nokia Corporation. These risks include the following:

  •
  Our sales and profitability will be limited by Nokia's sales and profitability, which depend on Nokia's success in the mobile broadband infrastructure services market, a key focus area in its new strategy. Nokia may fail to effectively and profitably adapt its business and operations in a timely manner to the increasingly diverse service needs of its customers in that market.

  •
  Nokia's increased partnering with third parties, including us, to develop technologies and products is relatively new and requires a commitment by both parties of various resources, including technology, research and development efforts, services and personnel. This strategy will be hampered if, for example, we are unable to partner effectively with Nokia, if arrangements with Nokia do not develop as expected, or if such arrangements include terms which prove unfavourable to us.

  •
  Competition in the mobile broadband infrastructure and related services market is intense. Nokia may be unable to maintain or improve its market position or respond successfully to changes in the competitive environment.

  •
  Nokia may fail to effectively and profitably invest in new competitive products, services, upgrades and technologies and bring them to market in a timely manner.

  •
  Providing customer financing or extending payment terms to customers can be a competitive requirement in the networks infrastructure and related services business and if Nokia is unable to provide such financing or extend payment terms to Nokia's customers, this may have a material adverse effect on Nokia's and our business, results of operations and financial condition.

        Other risks relating to Nokia's Networks business identified by Nokia Corporation are set out in Nokia Corporation's annual report on Form 20-F for the year ended December 31, 2013 under item 3D "Risk Factors".

We rely on a small number of customers for a large percentage of our revenue.

        We have been dependent, and expect that in at least the next twelve months we will continue to be dependent, on a small number of key customers. Nokia represented approximately 64% of our sales for the fiscal year ended February 28, 2014. Three customers other than Nokia represented approximately 8%, 4% and 3% of sales respectively for the fiscal year ended February 28, 2014.

        We generally supply products to our customers, including Nokia, on a purchase order basis and, accordingly, customers are under no ongoing obligation to buy our products. Our relationships with our customers are generally not exclusive. To the extent that certain of our customers regard us as a critical supplier of equipment, such customers may choose to develop alternative sources of supply, such as our competitors, in order to mitigate actual or perceived risk to their own supply chains. If one or more of our customers discontinues its relationship with us for any reason, or reduces or postpones current or expected purchases of our products or services, our business, results of operations and financial condition could be materially adversely affected.

        Strategic transactions within the service provider market, such as consolidation as a result of mergers as well as divestitures and restructurings, may introduce uncertainty into our customers and prospective customers as they realign their businesses. This may delay orders for our products and services, cause orders to be cancelled or the use of our products to be discontinued, which would have a material adverse effect on our business, financial condition and results of operations.

An investment in Securities is speculative.

        An investment in Securities is speculative and may result in the loss of an investor's entire investment. Only potential investors who are experienced in high risk investments and who can afford to lose their entire investment should consider an investment in us.

The trading price of our Common Shares has been, and may continue to be, subject to large fluctuations.

        Our Common Shares are listed on the TSX and NASDAQ. The trading price of our Common Shares has been, and may continue to be, subject to large fluctuations and, therefore, the value of any of Common Shares offered pursuant to a Prospectus Supplement may also fluctuate significantly, which may result in losses to investors. The trading price of our Common Shares may increase or decrease in response to a number of events and factors, including:

  •
  low trading volumes;

  •
  actual or anticipated fluctuations in our results of operations;

  •
  changes in estimates of our future results of operations by us or securities analysts;

  •
  announcement of technological innovations or new products or services by us or our competitors;

  •
  changes affecting the communications industry; and

  •
  other events and factors, including the risk factors identified or incorporated by reference in this Prospectus and the applicable Prospectus Supplement.

        In addition, different liquidity levels, volume of trading, currencies and market conditions on the TSX and NASDAQ may result in different prevailing trading prices.

        Securities class action litigation often has been brought against companies following periods of volatility in the market price of their securities. We may in the future be the target of similar litigation. Securities litigation could result in substantial costs and damages and divert management's attention and resources, which could adversely affect our business. Any adverse determination in litigation against us could also subject us to significant liabilities.

An investor may be unable to bring actions or enforce judgments against us and certain of our directors and officers.

        We are incorporated under the laws of Canada, and our principal executive offices are located in Canada. Most of our directors and executive officers and most of the experts named in this Prospectus, including our independent public accounting firm, reside principally outside of the United States and all or a substantial portion of our assets and the assets of these persons are located outside the United States. Consequently, it may not be possible for an investor to effect service of process within the United States on those persons. Furthermore, it may not be possible for an investor to enforce judgments obtained in United States courts based upon the civil liability provisions of United States federal securities laws or other laws of the United States against us or those persons.

We do not currently intend to pay any cash dividends on our Common Shares in the foreseeable future and, therefore, purchasers of Common Shares may not be able to receive a return on their Common Shares unless they sell them at an amount greater than the price offered.

        We have never declared or paid any dividends on our Common Shares. We currently intend to retain any future earnings to fund the development and growth of our business and do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay dividends will be at the discretion of our board of directors and will depend upon many factors, including our results of operations, capital requirements and other factors as the board of directors deems relevant. In addition, the covenants provided by us in our debt facilities with Comerica Bank and Export Development Canada restrict our ability to make payments of dividends on our Common Shares.

Our actual financial results may vary from any financial outlook or future oriented financial information that we may disclose.

        Our actual financial results may vary from any financial outlook or future oriented financial information that we may disclose and these variations could be material and adverse. Although we believe that the assumptions underlying any financial outlook, future oriented financial information or other forward-looking statements will be reasonable when we make such statements, actual results could be materially different. Our financial results are subject to numerous risks and uncertainties, including those identified in these risk factors and in the documents incorporated by reference in this Prospectus and the applicable Prospectus Supplement. If our actual results vary from our announced guidance, the price of our Common Shares may decline, and such a decline could be substantial. The Company does not currently issue guidance. Except as required under applicable securities legislation, we do not undertake to update any guidance or other forward-looking information we may provide, whether as a result of new information, future events or otherwise.

We have a history of negative operating cash flow and may continue to experience negative operating cash flow.

        We had negative operating cash flow for the financial years ended February 28, 2013 and February 28, 2014. Our ability to achieve and sustain positive operating cash flow will depend upon a number of factors, including, among others, our ability to close on new revenue opportunities and to continue our focus on optimizing our costs associated with manufacturing and logistics. To the extent that we have negative cash flow in future periods, we may need to allocate a portion of our cash reserves to fund such negative cash flow. We may also be required to raise additional funds through the issuance of equity or debt securities or further loan financing. There can be no assurance that additional capital or other types of financing will be available when needed or that these financings will be on terms at least as favourable to us as those previously obtained, or at all.

Future sales of Common Shares by our existing shareholders could cause our share price to fall.

        If our shareholders sell substantial amounts of our Common Shares in the public market, the market price of the Common Shares could fall. The perception among investors that these sales will occur could also produce this effect. All of our outstanding Common Shares will, subject to applicable securities legislation, generally be immediately available for resale in the public markets.

We may require additional capital in the future and we cannot give any assurance that such capital will be available at all or available on terms acceptable to us and, if it is available, additional capital raised by us may dilute each shareholder's ownership of our Common Shares.

        We may need to raise additional funds through public or private debt or equity financings in order to:

  •
  fund ongoing operations;

  •
  take advantage of opportunities, including more rapid expansion of our business or the acquisition of complementary products, technologies or businesses;

  •
  develop new products; or

  •
  respond to competitive pressures.

        Any additional capital raised through the sale of equity will dilute each shareholder's percentage ownership of our Common Shares. Capital raised through debt financing would require us to make periodic interest payments and may impose restrictive covenants on the conduct of our business. Furthermore, additional financings may not be available on terms favorable to us, or at all. Our failure to obtain additional funding could prevent us from making expenditures that may be required to grow our business or maintain our operations.

Certain Canadian laws could delay or deter a change of control.

        The Investment Canada Act (Canada) subjects an acquisition of control of us by a non-Canadian to government review if the value of our assets as calculated pursuant to the legislation exceeds a threshold amount. A reviewable acquisition may not proceed unless the relevant Minister is satisfied that the investment is likely to be a net benefit to Canada. This could prevent or delay a change of control and may eliminate or limit strategic opportunities for shareholders to sell their Common Shares.

Other than for our Common Shares, there is no existing trading market for our Securities and one may never develop.

        There is currently no market through which the Debt Securities, Warrants, Subscription Receipts or Units may be sold and purchasers of such Securities may not be able to resell such Securities. There can be no assurance that an active trading market will develop for the Debt Securities, Warrants, Subscription Receipts or Units after an offering or, if developed, that such market will be sustained. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities and the extent of issuer regulation.

        The public offering prices of the Securities may be determined by negotiation between us and underwriters, dealers or agents based on several factors and may bear no relationship to the prices at which such Securities will trade in the public market subsequent to such offering. See "Plan of Distribution".

We face foreign currency risks that could have an adverse effect on your investment.

        In addition, Securities denominated or payable in foreign currencies may entail significant risks, and the extent and nature of such risks change continuously. These risks include, without limitation, the possibility of significant fluctuations in the foreign currency market, the imposition or modification of foreign exchange controls and potential illiquidity in the secondary market. These risks will vary depending on the currency or currencies involved. Prospective purchasers should consult their own financial and legal advisors as to the risks entailed in an investment in Securities denominated in currencies other than Canadian dollars. Such Securities are not an appropriate investment for investors who are unsophisticated with respect to foreign currency transactions.

Securities we issue may face risks relating to credit ratings that could have an adverse effect on your investment.

        There is no assurance that a credit rating, if any, assigned to Securities, will remain in effect for any given period of time or that any rating will not be revised or withdrawn entirely by the relevant rating agency. A revised or withdrawal of such rating may have an adverse effect on the market value of such Securities.

We face interest rate risks that could have an adverse effect on your investment.

        Prevailing interest rates may affect the market price or value of the Securities. The market price or value of the Securities may decline as prevailing interest rates rise.

DOCUMENTS FILED AS PART OF THE U.S. REGISTRATION STATEMENT

        The following documents have been (or will be) filed with the SEC as part of the U.S. Registration Statement of which this Prospectus is a part:

  (a)
  the documents listed in the third paragraph under "Where You Can Find More Information" in this Prospectus;

  (b)
  consents of our independent registered public accounting firm;

  (c)
  powers of attorney from our directors and certain of our officers; and

  (d)
  Form F-X — Appointment of Agent for Service of Process and Undertaking.

 LEGAL MATTERS

        Unless otherwise specified in the applicable Prospectus Supplement relating to Securities, certain legal matters will be passed upon for the Company by Dentons Canada LLP with respect to Canadian legal matters and DLA Piper LLP (US) with respect to U.S. legal matters.

        As of the date hereof, the partners and associates of each of Dentons Canada LLP and DLA Piper LLP (US), in each case as a group, beneficially own, directly or indirectly, less than 1%, respectively, of the outstanding securities of the Company.

AUDITOR

        Our auditors are Ernst & Young LLP, Ottawa, Ontario, Canada.

        Our Annual Financial Statements have been audited by Ernst & Young LLP, independent registered public accounting firm, as stated in their report dated May 14, 2014 which is incorporated by reference in this Prospectus and the U.S. Registration Statement of which this Prospectus forms a part, and has been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

        Ernst & Young LLP has advised us that they are independent within the meaning of Rule 3520 of the Public Company Accounting Oversight Board, Auditor Independence and the Rules of Professional Conduct of the Chartered Professional Accountants of Ontario.

TRANSFER AGENT AND REGISTRAR

        The transfer agent and registrar for our Common Shares is Computershare Investor Services Inc. at its principal offices located in Toronto, Ontario.

PURCHASERS' STATUTORY AND CONTRACTUAL RIGHTS

        Securities legislation in certain of the provinces of Canada provides purchasers with the right to withdraw from an agreement to purchase securities. This right may be exercised within two business days after receipt or deemed receipt of a prospectus and any amendment. In several of the provinces, the securities legislation further provides a purchaser with remedies of rescission or, in some jurisdictions, revisions of the price or damages if the prospectus and any amendment contains a misrepresentation or is not delivered to the purchaser, provided that the remedies for rescission, revisions of the price or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province. Purchasers should refer to any applicable provisions of the securities legislation of their province for the particulars of these rights or consult with a legal advisor.

        Original purchasers of Subscription Receipts, Warrants or other securities which are convertible, exchangeable or exercisable for other securities of the Company will have a non-assignable contractual right of rescission, exercisable against us in respect of the conversion, exchange or exercise of such Securities. The contractual right of rescission will entitle such original purchasers to receive the amount paid upon conversion, exchange or exercise, upon surrender of the underlying securities gained thereby, in the event that this Prospectus, the applicable Prospectus Supplement or any amendment contains a misrepresentation, provided that: (i) the conversion, exchange or exercise takes place within 180 days of the date of the purchase of the convertible, exchangeable or exercisable security under this Prospectus and the applicable Prospectus Supplement; and (ii) the right of rescission is exercised within 180 days of the date of the purchase of the convertible, exchangeable or exercisable security under this Prospectus and the applicable Prospectus Supplement, following which this contractual right of rescission will be null and void. This contractual right of rescission will be consistent with the statutory right of rescission described under section 130 of the Securities Act (Ontario), and is in addition to any other right or remedy available to original purchasers under section 130 of the Securities Act (Ontario) or otherwise at law.

        In an offering of Subscription Receipts, Warrants or other securities which are convertible, exchangeable or exercisable for other securities of the Company, investors are cautioned that the statutory right of action for damages for a misrepresentation contained in the Prospectus is limited, in certain provincial securities legislation, to the price at which the Subscription Receipts, Warrants or other securities which are convertible, exchangeable or exercisable for other securities of the Company are offered to the public under the prospectus offering. This means that, under the securities legislation of certain provinces, if the purchaser pays additional amounts upon exercise or conversion of the security, those amounts may not be recoverable under the statutory right of action for damages that applies in those provinces. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province for the particulars of this right of action for damages or consult with a legal advisor.

 PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO
OFFEREES OR PURCHASERS

Indemnification of Directors and Officers.

        Under the Canada Business Corporations Act (the "CBCA"), the Registrant may indemnify a director or officer of the Registrant, a former director or officer of the Registrant or another individual who acts or acted at the Registrant's request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Registrant or other entity and provided that (a) the director, officer or other individual acted honestly and in good faith with a view to the best interests of the Registrant, or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the Registrant's request and, (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his conduct was lawful. The indemnification may be made in connection with an action by or on behalf of the Registrant or other entity to procure a judgment in its favor, to which the individual is made a party because of the individual's association with the Registrant or other entity as described above, only with court approval and provided the individual fulfills the conditions set out in clauses (a) and (b), above. A director, officer or other individual referred to above is entitled to indemnification from the Registrant in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the Registrant or other entity as described above, if the individual seeking indemnity was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done, and fulfills the conditions set out in (a) and (b), above. A Registrant may advance monies to an individual described above for the costs, charges and expenses of a proceeding described above; however, the individual shall repay the monies if the individual does not fulfill the conditions set out in clauses (a) and (b), above. The forgoing description is qualified in its entirety by reference to the CBCA.

        Under the Canada Business Corporations Act (the "CBCA"), the Registrant may indemnify a director or officer of the Registrant, a former director or officer of the Registrant or another individual who acts or acted at the Registrant's request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Registrant or other entity and provided that (a) the director, officer or other individual acted honestly and in good faith with a view to the best interests of the Registrant, or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the Registrant's request and, (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his conduct was lawful. The indemnification may be made in connection with an action by or on behalf of the Registrant or other entity to procure a judgment in its favor, to which the individual is made a party because of the individual's association with the Registrant or other entity as described above, only with court approval and provided the individual fulfills the conditions set out in clauses (a) and (b), above. A director, officer or other individual referred to above is entitled to indemnification from the Registrant in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the Registrant or other entity as described above, if the individual seeking indemnity was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done, and fulfills the conditions set out in (a) and (b), above. A Registrant may advance monies to an individual described above for the costs, charges and expenses of a proceeding described above; however, the individual shall repay the monies if the individual does not fulfill the conditions set out in clauses (a) and (b), above. The forgoing description is qualified in its entirety by reference to the CBCA.

        The Registrant's By-Law No. 1A (the "By-Law") provides that, subject to the provisions of the CBCA, the Registrant shall indemnify a director or officer, a former director or officer, or another individual who acts or acted at the Registrant's request as a director or officer, or an individual acting in a similar capacity of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal or administrative action or proceeding to which the individual is involved because of that association with the Registrant or other entity, if (a) the individual acted honestly and in good faith with a view to the best interests of the Registrant or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the Registrant's request; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual's conduct was lawful. The Registrant shall also indemnify any such person in such other circumstances as the CBCA or other law permits or requires. Nothing in the By-Law shall limit the right of any person entitled to indemnity to claim indemnity apart from the provisions of the By-Law to the extent permitted by the CBCA or other law.

        The Registrant has also entered into contractual indemnification agreements in favor of each of the directors that provide, to the full extent allowed by law, that the Registrant shall indemnify and save harmless each director, his estate, executors, administrators, legal representatives and lawful heirs, from and against any and all costs, charges of expenses (including, but not limited to, an amount paid to settle any action or to satisfy any judgment, legal fees on a solicitor and client basis, other professional fees, out-of-pocket expenses for attending proceedings including discoveries, trials, hearings and meetings, and any amount for which he is liable by reason of any statutory provision whether civil, criminal or otherwise ("indemnifiable costs")), suffered or incurred by the director or such other indemnified parties, directly or indirectly, as a result of or by reason of the director: (i) being or having been a director or officer of the Registrant or an affiliate of the Registrant or by reason of any action taken by the director in his capacity as a director or officer of the Registrant or an affiliate of the Registrant; (ii) being or having been a member of a committee of the board of directors of the Registrant or an affiliate of the Registrant; or (iii) acting as a member of the plan administrator pursuant to the Registrant's Share Based Compensation Plan, subject to certain conditions being satisfied including that the director: (a) acted honestly and in good faith with a view to the best interests of the Registrant, or the best interests of the Registrant's affiliate, as the case may be; and (b) in the case of a criminal or administrative action, proceeding, investigation, inquiry or hearing that is enforced by monetary penalty, he had reasonable grounds for believing that his conduct was lawful. The indemnities also provide that indemnifiable costs will be paid by the Registrant immediately, with the agreement that, in the event it is ultimately determined that the indemnified party was not entitled to be so indemnified, such amounts shall be refunded to the Registrant.

        A policy of directors' and officers' liability insurance is maintained by the Registrant which insures directors and officers for losses as a result of claims against the directors and officers of the Registrant in their capacity as directors and officers and also reimburses the Registrant for payments made pursuant to the indemnity provisions under the By-Law and the CBCA.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

 EXHIBITS

Exhibit No.	Description
4.1*	Annual Information Form dated May 22, 2014 for the year ended February 28, 2014 (incorporated by reference to the Registrant's Annual Report on Form 40-F filed with the Commission on May 15, 2014, as amended on May 23, 2014, Commission File No. 001-34491).
4.2*

Audited consolidated financial statements for fiscal years ended February 28, 2014, and February 28, 2013, including the notes thereto and the auditors' reports thereon (incorporated by reference to the Registrant's Annual Report on Form 40-F filed with the Commission on May 15, 2014, as amended on May 23, 2014, Commission File No. 001-34491).

4.3*

Unaudited consolidated interim financial statements for the three month period ended May 31, 2013, including the notes thereto (incorporated by reference to the Registrant's Report of Foreign Private Issuer on Form 6-K filed with the Commission on July 9, 2014, Commission File No. 001-34491).

4.4*

Management's Discussion and Analysis dated May 14, 2013 for the three and twelve month period ended February 28, 2014 (incorporated by reference to the Registrant's Annual Report on Form 40-F filed with the Commission on May 15, 2014, as amended on May 23, 2014, Commission File No. 001-34491).

4.5*

Management's Discussion and Analysis for the three month period ended May 31, 2014 (incorporated by reference to the Registrant's Annual Report on Form 40-F filed with the Commission on May 15, 2014, as amended on May 23, 2014, Commission File No. 001-34491).

4.6*

Management's Proxy Circular dated May 23, 2014 prepared in connection with the annual general and special meeting of shareholders held on June 20, 2014 (incorporated by reference to the Registrant's Report of Foreign Private Issuer on Form 6-K filed with the Commission on May 23, 2014, Commission File No. 001-34491).

5.1	Consent of Ernst & Young LLP.
6.1*	Powers of Attorney (included on signature page).

*
Previously filed.

 PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1.    Undertaking.

        The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to this Form F-10 or to transactions in said securities.

Item 2.    Consent to Service of Process.

(a)
Concurrently with the filing of this Registration Statement, the Registrant filed with the Commission a written irrevocable consent and power of attorney on Form F-X.

(b)
Any change to the name or address of the Registrant's agent for service shall be communicated promptly to the Commission by amendment to Form F-X referencing the file number of this Registration Statement.

III-1

 SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ottawa, Province of Ontario, Country of Canada, on this 29th day of July, 2014.

DRAGONWAVE INC.

By:	/s/ PETER ALLEN Name: Peter Allen Title: Chief Executive Officer

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ PETER ALLEN Peter Allen	Chief Executive Officer, and Director (Principal executive officer)	July 29, 2014
/s/ RUSSELL FREDERICK Russell Frederick	Chief Financial Officer (Principal financial officer)	July 29, 2014
* Ruth Bengough	Controller	July 29, 2014
* Claude Haw	Chairman of the Board of Directors, and Director	July 29, 2014
* Robert Pons	Director and Authorized Representative in the United States	July 29, 2014
* Cesar Cesaratto	Director	July 29, 2014
* Lori O'Neill	Director	July 29, 2014

*By:	/s/ PETER ALLEN Peter Allen Attorney- In- Fact

III-2

 AUTHORIZED REPRESENTATIVE

        Pursuant to the requirements of Section 6(a) of the Securities Act, the undersigned has signed this Registration Statement solely in the capacity of the duly authorized representative of the Registrant in the United States on this this 29th day of July, 2014.

DRAGONWAVE INC.

* Robert Pons, Director

*By:	/s/ PETER ALLEN Peter Allen Attorney-In-Fact

III-3

 EXHIBITS

Exhibit No.	Description
4.1*	Annual Information Form dated May 22, 2014 for the year ended February 28, 2014 (incorporated by reference to the Registrant's Annual Report on Form 40-F filed with the Commission on May 15, 2014, as amended on May 23, 2014, Commission File No. 001-34491).
4.2*

Audited consolidated financial statements for fiscal years ended February 28, 2014, and February 28, 2013, including the notes thereto and the auditors' reports thereon (incorporated by reference to the Registrant's Annual Report on Form 40-F filed with the Commission on May 15, 2014, as amended on May 23, 2014, Commission File No. 001-34491).

4.3*

Unaudited consolidated interim financial statements for the three month period ended May 31, 2013, including the notes thereto (incorporated by reference to the Registrant's Report of Foreign Private Issuer on Form 6-K filed with the Commission on July 9, 2014, Commission File No. 001-34491).

4.4*

Management's Discussion and Analysis dated May 14, 2013 for the three and twelve month period ended February 28, 2014 (incorporated by reference to the Registrant's Annual Report on Form 40-F filed with the Commission on May 15, 2014, as amended on May 23, 2014, Commission File No. 001-34491).

4.5*

Management's Discussion and Analysis for the three month period ended May 31, 2014 (incorporated by reference to the Registrant's Annual Report on Form 40-F filed with the Commission on May 15, 2014, as amended on May 23, 2014, Commission File No. 001-34491).

4.6*

Management's Proxy Circular dated May 23, 2014 prepared in connection with the annual general and special meeting of shareholders held on June 20, 2014 (incorporated by reference to the Registrant's Report of Foreign Private Issuer on Form 6-K filed with the Commission on May 23, 2014, Commission File No. 001-34491).

5.1	Consent of Ernst & Young LLP.
6.1*	Powers of Attorney (included on signature page).

*
Previously filed.

QuickLinks

PART I INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS
TABLE OF CONTENTS
GENERAL MATTERS
WHERE YOU CAN FIND MORE INFORMATION
CAUTION REGARDING FORWARD-LOOKING STATEMENTS
CURRENCY PRESENTATION AND EXCHANGE RATE INFORMATION
OUR BUSINESS
CONSOLIDATED CAPITALIZATION
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF COMMON SHARES
DESCRIPTION OF WARRANTS
DESCRIPTION OF SUBSCRIPTION RECEIPTS
DESCRIPTION OF UNITS
USE OF PROCEEDS
PRIOR SALES
TRADING PRICE AND VOLUME
PLAN OF DISTRIBUTION
CERTAIN INCOME TAX CONSIDERATIONS
RISK FACTORS
DOCUMENTS FILED AS PART OF THE U.S. REGISTRATION STATEMENT
LEGAL MATTERS
AUDITOR
TRANSFER AGENT AND REGISTRAR
PURCHASERS' STATUTORY AND CONTRACTUAL RIGHTS
PART II INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS
EXHIBITS
PART III UNDERTAKING AND CONSENT TO SERVICE OF PROCESS
  Item 1. Undertaking.
  Item 2. Consent to Service of Process.
SIGNATURES
AUTHORIZED REPRESENTATIVE
EXHIBITS